Exhibit 23.1


                              ARTHUR ANDERSEN LLP



                   Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the use of our report inclusion in and incorporation by reference in this registration statement of our report dated June 6, 1997, included in Smithfield Foods, Inc.'s Form 10-K for the year ended April 27, 1997, and to all references to our Firm included in this registration statement.




                                        /s/ ARTHUR ANDERSEN LLP





Richmond, Virginia
June 1, 1998